Exhibit 10.1

THIS FIFTH AMENDMENT dated as of March 24, 2025 (this “Amendment”), to that certain Amended and Restated Agreement and Plan of Merger dated as of July 12, 2024 (as amended hereby, the “Restated Merger Agreement”), which amended and restated in its entirety that certain Agreement and Plan of Merger dated December 11, 2023, is entered into by and among Aditxt, Inc., a Delaware corporation (“Parent”), Adifem, Inc., a Delaware corporation (“Merger Sub”) and Evofem Biosciences, Inc., a Delaware corporation (the “Company”, and, together with Parent and Merger Sub, the “Parties” and each, a “Party”), as amended by that certain First Amendment to the Restated Merger Agreement by and among the Parties dated as of August 16, 2024, that certain Second Amendment to the Restated Merger Agreement by and among the Parties dated as of September 6, 2024, that certain Third Amendment to the Restated Merger Agreement by and among the Parties dated as of October 2, 2024, and that certain Fourth Amendment dated as of November 19, 2024 (the Restated Merger Agreement, as amended thereby and by this Amendment, the “Merger Agreement”). All defined terms used herein that are not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

WHEREAS, Parent, Merger Sub and the Company mutually desire to amend the Merger Agreement as provided below.

NOW, THEREFORE, in further consideration of the promises contained herein and the mutual obligations of the Parties, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1. Amendment.

Section 1.1. Change to Section 8.1(b)(ii) of the Merger Agreement. Section 8.1(b)(ii) of the Merger Agreement is hereby amended by changing the date “January 31, 2025” to “September 30, 2025.”

Section 1.2. Change to Section 8.1(f) of the Merger Agreement. Section 8.1(f) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(f) by the Company if any of: (i) the Initial Parent Equity Investment has not been made by the Initial Parent Equity Investment Date, (ii) the Second Parent Equity Investment has not been made by the Second Parent Equity Investment Date, (iii) the Third Parent Equity Investment has not been made by the Third Parent Equity Investment Date, (iv) the Fourth Parent Equity Investment has not been made by the Fourth Parent Equity Investment Date, or (v) the Parent Note Investment has not been made by the Parent Note Investment Date.

Section 1.3. Changes to Section 6.6 of the Merger Agreement. Section 6.6 of the Merger Agreement is hereby amended and restated in its entirety

“Section 6.6 Shareholders Meeting. The Company shall take all action necessary in accordance with applicable Laws and the Organizational Documents of the Company to duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval, to be held as promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, and the Company shall use commercially reasonable efforts to hold such meeting on or prior to September 26, 2025. The Company shall, through the Company Board, include in the Proxy Statement the Company Board Recommendation for the approval of the Merger and the other Transactions at the Company Shareholders Meeting and the Company shall solicit from the Company Shareholders proxies in favor of the approval of the Merger and the other Transactions. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) shall be required to adjourn the Company Shareholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company Shareholders and (ii) may adjourn the Company Shareholders Meeting if, as of the time for which the Company Shareholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum or to obtain the Company Shareholder Approval; provided, however, that unless otherwise agreed to by the parties, the Company Shareholders Meeting shall not be adjourned to a date that is more than 30 days after the date for which the meeting was previously scheduled; and provided, further, that the Company Shareholders Meeting shall not be adjourned to a date on or after two Business Days prior to the End Date.

Section 1.4. Changes to Section 6.10 of the Merger Agreement. Section 6.10 of the Merger Agreement is hereby amended and restated in its entirety as follows:

“Section 6.10 Parent Equity Investment. On or prior to (a) the date of this Agreement, July 12, 2024 (the “Initial Parent Equity Investment Date”), Parent shall purchase 500 shares of the Company’s Series F-1 Preferred Stock, par value $0.0001 per share (“F-1 Preferred Stock”) for an aggregate purchase price of $500,000 (the “Initial Parent Equity Investment”), (b) August 9, 2024 (the “Second Parent Equity Investment Date”), Parent shall purchase an additional 500 shares of the F-1 Preferred Stock for an additional aggregate purchase price of $500,000 (the “Second Parent Equity Investment”), (c) the earlier of August 30, 2024 or five (5) business days of the closing of a public offering by Parent resulting in aggregate net proceeds to Parent of no less than $20,000,000, (such earlier date the “Third Parent Equity Investment Date”), Parent shall purchase an additional 2,000 shares of F-1 Preferred Stock for an additional aggregate purchase price of $2,000,000 (the “Third Parent Equity Investment”), (d) September 30, 2024, (the “Fourth Parent Equity Investment Date”), Parent shall purchase an additional 1,000 shares of the F-1 Preferred Stock for an additional aggregate purchase price of $1,000,000 (the “Fourth Parent Equity Investment”), and (e) April 7, 2025, (the “Fifth Parent Investment Date”), Parent shall invest an additional $1,500,000 to the Company in exchange for additional shares of Series F-1 Preferred Stock and/or, at the option of the Parent, senior subordinated notes of the Company (the “Parent Fifth Investment”).The foregoing numbers of shares of F-1 Preferred Stock and/or any shares of Company Common Stock issuable upon conversion of any senior subordinated notes shall be equitably adjusted for any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into F-1 Preferred Stock), subdivision, reorganization, reclassification, recapitalization, combination, exchange of shares or other like change with respect to the number of shares of F-1 Preferred Stock outstanding after the date hereof and prior to the Effective Time or any change to the “Stated Value” thereof as set forth in that certain Amended and Restated Certificate of Designations of Series F-1 Convertible Preferred Stock of the Company.”

Article 2. Miscellaneous.

Section 2.1  Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 2.2  Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Merger Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Merger Agreement are ratified and confirmed and shall continue in full force and effect. The Parties agree that the Merger Agreement shall continue to be legal, valid, binding and enforceable in accordance with its terms.

Section 2.3  Entire Agreement. This Amendment, the Merger Agreement and such other agreements, documents and instruments referred to in Section 9.6(b) of the Merger Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 2.4  Miscellaneous. The terms and provisions of Article IX of the Merger Agreement (other than Section 9.6(b), which Section 2.3 of this Amendment above replaces for purposes of this Amendment) are incorporated herein by reference as if set forth herein and shall apply mutatis mutandis to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	CEO

Adifem, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	CEO

Evofem Biosciences, Inc.

By:	/s/ Saundra Pelletier
Name:	Saundra Pelletier
Title:	CEO